Exhibit 4.4

EXHIBIT A

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO NORTHPOINTE BANCSHARES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO NORTHPOINTE BANCSHARES, INC. AND ITS TRANSFER AGENT.

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DEPOSITARY SHARES

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING ONE-FOURTIETH OF ONE SHARE OF

7.25% FIXED-TO FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED

STOCK, SERIES B

OF

NORTHPOINTE BANCSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

CUSIP 66661N 704

SEE REVERSE FOR CERTAIN DEFINITIONS

Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a national banking association, acting jointly as Depositary (the “Depositary”), hereby certify that PacWest Bancorp is the registered owner of DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a one-fortieth of one share of “7.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share, liquidation preference $1,000 per share (the “Series B Preferred Stock”), of Northpointe Bancshares, Inc. a Michigan corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of December 30, 2021 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by either the manual, electronic or facsimile signature of a duly authorized officer. To the extent a Registrar (other than the Depositary) is also appointed, such Registrar may countersign by either manual, electronic or facsimile signature of a duly authorized officer thereof.

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Dated: ____________________, 20

Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary

COMPUTERSHARE INC., as Depositary

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Depositary

By:
Name:
Title:

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